Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement on Form F-1 of our report dated April 1, 2014, relating to the financial statement of Abengoa Yield plc (formerly Abengoa Yield Limited) appearing in the Prospectus, which is a part of such Amendment No. 1 to the Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE LLP

London, United Kingdom

January 12, 2015